EXHIBIT "1"


                       EASTCO INDUSTRIAL SAFETY CORP.


                       1996 INCENTIVE STOCK OPTION PLAN


     1.   Purpose.  The purpose of the Plan is to provide additional
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incentive for such Key Employees of the Company, its  Subsidiaries and divisions, as may be designated for participation in the Plan by granting stock incentive options and thereby encouraging such Key Employees to invest in such shares, thereby furthering their identity of interest with the Company's shareholders, giving them a greater personal interest and increasing their interest in and commitment to the future growth and prosperity of the Company.

     2.   Definitions.  Unless otherwise required by the context, the
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following terms, when used in the Plan, shall have the meanings set forth in this section 2. In addition to the definitions provided in this section 2, certain words and phrases used in the Plan may be defined elsewhere in the Plan.

           Act:  The Securities Exchange Act of 1934, as amended.

           Board of Directors or Board:  The Board of Directors of the Company.

           Change of Control: Any merger or consolidation of the Company, any tender offer, exchange offer or other purchase of any outstanding securities of the Company, or any sale of assets of the Company, if, as a result of such event, the members of the Company's Board of Directors prior to such event shall thereafter constitute less than

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           a majority of the Board of Directors of the
           Company (or of the surviving or resulting corporation, as the case may be).

           Committee: (i) The Stock Option Committee of the Board of Directors, which shall consist of not less than two (2) directors of the Company; or (ii) such other entity as authorized under Rule 16b-3 promulgated under the Act, as the same may be amended or supplemented from time to time. The members of the Committee shall be "disinterested" persons within the meaning of Rule 16b-3 promulgated under the Act, as the same may be amended or supplemented from time to time. No member of the Committee shall be eligible to receive Incentive Stock Options unless permitted by such Rule 16b-3.

           Common Stock: The Common Stock of the Company, par value $0.12 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of section 6.

           Company: Eastco Industrial Safety Corp. or such amended name as utilized by the Company.

           Fair Market Value: As applied to any date, the last price of the Common Stock reported by NASDAQ, or if not applicable, by the National Quotation Bureau or such stock exchange as said common stock may be listed on.

           Incentive Stock Option: A stock option that satisfies the requirements of section 422 of the Internal Revenue Code.

           Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and include the regulations promulgated pursuant thereto.

           Key Employee: An employee of the Company or of a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth

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           and successful operations of the Company or a Subsidiary. The grant or recommendation of the grant of an Incentive Stock Option to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

           Plan: The Incentive Stock Option Plan herein set forth as the same may from time to time be amended.

           Restricted Shares: Shares of Common Stock issued or transferred subject to restrictions as authorized by paragraph (c) of Section 9 of the Plan.

           Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

     3.   Administration of Plan.
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          (a)  Committee.  The Plan shall be administered by the Committee,
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which shall consist of (i) not less than two (2) directors of the Company; or
(ii) such other members as authorized under Rule 16b-3 of the Act.
The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

          (b)  Authority.  The Committee shall have the sole and complete
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authority to:

             (i) determine the individuals to whom Incentive Stock Options are granted, the amounts of Incentive Stock Options to be granted and the time of all such grants;


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             (ii) determine the terms, conditions and provisions of, and restrictions relating to, each Incentive Stock Option granted;

             (iii)interpret and construe the Plan and all Agreements;

             (iv) prescribe, amend and rescind rules and regulations relating to the Plan;

             (v)  determine the content and form of all Agreements;

             (vi) determine all questions relating to Incentive Stock Options under the Plan;

             (vii)maintain accounts, records and ledgers relating to Incentive
                  Stock Options;

             (viii)maintain records concerning its decisions and proceedings;

             (ix) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desir-able;

              (x) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

          (c)  Determinations.  All determinations, interpretations, or other
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actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          (d)  Delegation.  Except as required by Rule 16b-3 promulgated under
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the Act (and any successor to such rule) with respect to the grant of Incentive
Stock Options to Key Employees who are subject to Section 16 of the Act, the Committee may delegate to appropriate senior officers of the Company its duties

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under the Plan pursuant to such conditions and limitations as the Committee may establish.

     4.     Grants of Incentive Stock Options.
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            Subject to the provisions of the Plan, the  Committee may at any time, or from time to time, grant Incentive Stock Options under this Plan to, and only to, Key Employees.

     5.   Stock Subject to the Incentive Stock Options.
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          (a)  Subject to the provisions of paragraph (c) of this section
5 and of Section 7, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Incentive Stock Options granted under the Plan shall not exceed 300,000.

          (b) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Committee may from time to time determine, for purposes of the Plan, provided, however, that any previously issued shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Key Employee in accordance with the Plan, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of the Plan, and shall be available for any corporate purposes and subject to the claims of creditors of the Company.

          (c) If any shares of Common Stock subject to an Incentive Stock Option shall not be issued or transferred and shall cease to be issuable or transferable for any reason or if Any such shares shall, after issuance or transfer, be reacquired or repurchased by the Company or Subsidiary, the shares not so issued or transferred or the shares so reacquired or

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repurchased by the Company or a Subsidiary may again be made subject to
Incentive Stock Options.

     6.   Provisions of Incentive Stock Options.
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          (a)  All Incentive Stock Options shall be subject to the following provisions:

             (1) The purchase price per share shall be determined by the Committee from time to time and shall in no event be less than 100% of the Fair Market Value of such share on the date of grant.

             (2) Subject to the provisions of paragraphs (a)(5) and (a)(7) of this section 6, an Option granted under the Plan may not be exercised unless, at the time of such exercise, the optionee shall be in the employ of the Company and shall have completed at least twelve months of continuous employment with the Company from the date of the grant of his Option. However, in the event there is a Change in Control, an Option granted under the Plan shall become immediately vested and exercisable.

             (3) Each Option shall expire at such time as the Committee may determine, at the time the Option shall be granted, but not later than ten years from the date such Option shall have been granted.

             (4) Any Option granted under the Plan may be exercised solely by the person to whom granted (or by his guardian or legal representative), except as provided in paragraph (a)(7) of this section 6 in the case of such person's death.

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             (5)  Absence on leave, approved by an officer  of the Company or a Subsidiary authorized to give such approval, shall not be considered an interruption or termination of employment for any purpose of the Plan, or Options granted thereunder, except that no Option may be granted to an employee while he is absent on leave.

             (6) An Option may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Option, except as limited by provisions contained in the Option.

             (7) The Option shall terminate if and when the optionee shall cease to be an employee of the Company and its Subsidiaries, except as follows:

                  (i) If the optionee shall die while in the employ of the Company or of a Subsidiary, the Option shall be exercisable, as and to the extent exercisable by such person or persons as shall have acquired the optionee's rights under the Option by will or the law of descent and distribution, but not later than one year after the date of death and not after the expiration of the specific period fixed in the Option grant.

                  (ii) If an optionee shall become disabled (within the meaning of section 105(d)(4) of the Internal Revenue Code) while in the employ of the Company or of a Subsidiary and such

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                       optionee's employment shall terminate by reason of such
                       disability the Option shall be exercisable, as and to the extent exercisable at the time of the termination of his employment, within such period as shall be set forth in the Option grant, but only within one year after the termination of the optionee's employment and not after the expiration of the specific period fixed in the Option grant as in effect at the time of the termination of his employment.

             (8) Shares purchased upon exercise of an Option shall be paid for in full by cash, in the equivalent amount of the Company's Common Stock or through a "Cashless Exercise". If a Participant elects to utilize a Cashless
                  Exercise, he shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the option price on that number of options surrendered and to utilize that credit to exercise additional options held by him that such equity could purchase. There shall be canceled that number of options utilized for the credit and for the options exercised for such credit. For example, if the Participant has options to acquire 20,000 shares which are exercisable, the Fair Market Value is $2.00 per share, the exercise price is $1.25 per share, and the participant elects to utilize for a credit 10,000

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                  options ($7,500), then upon a Cashless exercise in connection therewith he shall be entitled to acquire 6,000 shares of Common Stock in exchange for the options for 10,000 shares for which a credit has been received and options for 6,000 shares have been exercised. The Participant will still have exercisable options to acquire 4,000 shares of Common Stock.

             (9) The Option agreements or Option grants authorized by the Plan may contain such other provisions as the Committee shall deem advisable provided they do not violate the provisions of
                  Section 422 of the Internal Revenue Code.

             (10) The aggregate Fair Market Value (determined as of the time of grant) of stock for which Incentive Stock Options are exercisable for the first time during any calendar year by an optionee is to be limited to $100,000, but the value may exceed $100,000 for which options may be granted to an optionee.

             (11) In the event that any Incentive Stock Option is granted under the Plan to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share under such Incentive Stock Option shall be at least 110% of the fair market value of such share at the time such

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                  Incentive Stock Option is granted and such Incentive Stock
                  Option shall not be exercisable after the expiration of five years from the date it is granted.

             (12) Upon exercise of the Incentive Stock Option,no disposition of such Common Stock shall be made within two (2) years from the date of the granting of the Option nor within one (1) year after the transfer of the Common Stock to him.

     7.   Adjustment Provisions. In the event that any recapitalization, or
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reclassification, split-up or consolidation of shares of Common Stock shall be affected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of another corporation are received by the holder of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (a) the number and class of shares or other securities that may be issued or transferred and (b) the option price shall in each case be equitably adjusted as the Committee may, in the reasonable exercise of its discretion, determine. In no event may any change be made under this section 7 in any Incentive Stock Option which would constitute a "modification" within the meaning of Section 425(h)(3) of the Internal Revenue Code.

     8. Term.  The Plan shall be deemed adopted and shall become effective upon:
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(i) approval and adoption by the shareholders at a Special Meeting of
Shareholders of the Company to be held on August 12, 1996 (the "Special

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Meeting") of a one-for-ten reverse stock split of the Company's Common
Stock (the"Reverse Split"); (ii) completion of the Reverse Split; and
(iii) shareholder approval and adoption of the Plan at the Special Meeting.
 No Stock Incentives shall be granted under the Plan on or after May 12, 2006.

     9.   General Provisions.
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          (a)  The Committee may from time to time adopt such  rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

          (b) Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of all the members of the Committee.

          (c) With respect to any shares of Common Stock issued or transferred under the provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct and, without limiting the generality of the foregoing, provision may be made in that shares issued or transferred upon their grant or exercise shall be Restricted Shares subject to

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forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such Stock Incentives.

          (d) Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

          (e) No shares of Common Stock shall be sold, issued or transferred pursuant to an Incentive Stock Option unless and until there has been compliance, in the opinion of counsel to the Company, with all legal requirements, applicable to the sale, issuance or transfer of such shares.
In connection with any such sale, issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

          (f) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

          (g) No Incentive Stock Option shall be assignable or subject to any encumbrance, pledge or charge of any nature, shall be subject to execution, attachment or similar process, or shall be transferable other than by will or the laws of descent and distribution, and every Stock Incentive Option

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and all rights  under the Plan shall be exercisable during the employee's lifetime only by him or his guardian or legal representative.

     10.  Amendment or Discontinuance of Plan.
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          (a)  The Plan may be amended by the Committee at any time, provided that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentive Options as provided in paragraph (a) of Section 5, (ii) materially increases the benefits accruing to participants under the Plan, (iii) materially modifies the requirements as to eligibility for participation in the Plan, (iv) amends
Section 8 to extend the term of the Plan, (v) amends this section 10 or which would otherwise invalidate this Plan under Section 422 of the Internal Revenue Code.

          (b) The Committee may, by resolution adopted by a majority of the entire Committee, discontinue the Plan.

          (c) No amendment or discontinuance of the Plan by the Committee or the shareholders of the Company shall adversely affect, except with the consent of the holder, any Incentive Stock Option theretofore granted.

     11.  Compliance with Section 422 of the Internal Revenue Code.
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          This Plan is intended to comply with the provisions of Section 422 of the Internal Revenue Code and to the extent inconsistent or non-complying, the provisions of said section shall be deemed applicable to this Plan.

     12.  No Guarantee of Employment by Participation.
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          Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any employee's employment at any time, nor confer upon any employee any right to continue in the employment of the Company.